POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Benjamin A. Richer, Jennifer M. Matthews, James J. Hoffmayer, Samual K. Goldstein, Esq., and Ronald A. Holinsky, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective August 8, 2025.

Signature	Title

/s/ Jayson R. Bronchetti Jayson R. Bronchetti	Chairman of the Board of Trustees President (Principal Executive Officer)

/s/ James J. Hoffmayer James J. Hoffmayer	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

/s/ Steve A. Cobb Steve A. Cobb	Trustee

/s/ Peter F. Finnerty Peter F. Finnerty	Trustee

/s/ Ken C. Joseph Ken C. Joseph	Trustee

/s/ Barbara L. Lamb Barbara L. Lamb	Trustee

/s/ Pamela L. Salaway Pamela L. Salaway	Trustee

/s/ Manisha Thakor Manisha Thakor	Trustee

/s/ Brian W. Wixted Brian W. Wixted	Trustee

/s/ Nancy B. Wolcott Nancy B. Wolcott	Trustee

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EXHIBIT A

PROPOSED REORGANIZATIONS

Acquired Fund	Acquiring Fund	New Fund Name
LVIP Western Asset Core Bond Fund	LVIP Macquarie Bond Fund	LVIP Franklin Templeton Core Bond Fund (f/k/a LVIP Macquarie Bond Fund)

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